UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Eureka Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42152	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Prudential Tower

Singapore 049712

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	EURKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	EURK	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	EURKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, Eureka Acquisition Corp, a Cayman Islands exempted company (the “Company”) entered into an amendment to the trust agreement dated July 2, 2024, as amended (the “Trust Amendment”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee.

The Trust Amendment was entered in connection with the Company’s extraordinary general meeting in lieu of an annual meeting of shareholders held on June 29, 2026 (the “Extraordinary General Meeting”) to approve, among the others, the Charter Amendment Proposal (as defined below).

The Trust Amendment provides that, among the others, for each Monthly Extension (as defined below), the amount of $ 8,253.03 (the “Monthly Extension Fee”) shall be deposited into the trust account of the Company, and, in the event that the Monthly Extension Fee is not being deposited into the trust account by the 3rd day of each month since July 3, 2026, the Company has a period of thirty (30) days (the “Cure Period”) to pay any applicable past due payment for the Monthly Extension Fee. If the Company fails to make any applicable past due payment during the Cure Period, then the Company shall immediately cease all operations, except for the purpose of winding up, and liquidate and dissolve with the same effect as if the Company failed to complete a business combination within the prescribed timeline. A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2026, the Company held the Extraordinary General Meeting. At the Extraordinary General Meeting, the shareholders of the Company approved the proposal (the “Charter Amendment Proposal”) to amend the Company’s Third Amended and Restated Memorandum and Articles of Association (the “Charter”), which provided that the Company has until July 3, 2025 to complete a business combination, and may elect to extend the period to consummate a business combination up to 12 times, each by an additional one-month extension, for a total of up to 12 months to July 3, 2026, be deleted in their entirety and the substitution in their place of the Fourth Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) to provide that that the Company has until July 3, 2026 to complete a business combination, and may elect to extend the period to consummate a business combination up to 12 times, each by an additional one-month extension (the “Monthly Extensions”), for a total of up to 12 months to July 3, 2027.

A copy of the Amended Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The disclosures set forth in this Item 5.03 are intended to be summaries only and are qualified in their entirety by reference to the Amended Charter.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2026, the record date of the Shareholder Meeting, there were 3,388,233 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 1,437,500 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), issued and outstanding, respectively, voting as a single class, approximately 77.7% of which were represented in person or by proxy at the Extraordinary General Meeting.

The final results for the matter submitted to a vote of the Company’s shareholders at the Extraordinary General Meeting are as follows:

1. The Charter Amendment Proposal

The shareholders approved the proposal to amend the Company’s Charter to provide that the Company has until July 3, 2026 to complete a business combination, and may elect to extend the period to consummate a business combination up to 12 times, each by an additional one-month extension, for a total of up to 12 months to July 3, 2027. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,135,502	611,629	0

2. The Auditor Appointment Proposal

The shareholders approved the proposal to approve the engagement of Marcum Asia CPAs LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2026. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,195,270	551,861	0

Item 8.01. Other Events.

In connection with the votes to approve the Charter Amendment Proposal, 2,655,132 Class A Ordinary Shares of the Company were rendered for redemption. As a result, the Company has 733,101 Class A Ordinary Shares and 1,437,500 Class B Ordinary Share issued and outstanding, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
3.1	Fourth Amended and Restated Memorandum and Articles of Association, dated June 29, 2026.
10.1	Amendment to the Investment Management Trust Agreement dated June 30, 2026, between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eureka Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: July 6, 2026

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